UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 23, 2009

Nevada	0-9410	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931
(Address of Principal Executive Offices)

 (866) 594-5999
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 8.01  Other Events

On September 23, 2009, Provectus Pharmaceuticals, Inc. (the "Company") completed a private placement to accredited investors of 1,696,733 shares of its common stock and warrants to purchase 848,366 shares of its common stock at an exercise price of $1.00 per share pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of September 23, 2009, among the Company and the purchasers named therein (the "Purchasers"). The Company received gross proceeds of $1,272,550. In connection with the private placement, the Company incurred expenses which included, without limitation, commissions to the placement agent, legal fees, and other miscellaneous expenses, of approximately $190,432. Maxim Group LLC acted as the placement agent in the offering.

All of the Purchasers represented that they were "accredited investors," as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and the sale of the securities was made in reliance on exemptions provided by Regulation D and Section 4(2) of the Securities Act. The Company did not use any form of advertising or general solicitation in connection with the sale of the securities. The securities will be non-transferable in the absence of an effective registration statement under the Securities Act, or an available exemption therefrom, and all certificates that are issued, if any, will be imprinted with a restrictive legend to that effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Provectus Pharmaceuticals, Inc.

Date: September 23, 2009	By:	/s/ Peter Culpepper
Title: Chief Financial Officer